Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	9/30/2018	6/30/2018	9/30/2017
Assets
Loans	$89,268	$88,222	$86,492
Loans held for sale	1,618	1,418	1,341
Securities available for sale	18,341	17,367	19,012
Held-to-maturity securities	11,869	12,277	10,276
Trading account assets	958	833	783
Short-term investments	2,272	2,646	3,993
Other investments	681	709	728
Total earning assets	125,007	123,472	122,625
Allowance for loan and lease losses	(887)	(887)	(880)
Cash and due from banks	319	784	562
Premises and equipment	891	892	916
Operating lease assets	930	903	736
Goodwill	2,516	2,516	2,487
Other intangible assets	338	361	412
Corporate-owned life insurance	4,156	4,147	4,113
Accrued income and other assets	4,378	4,382	4,366
Discontinued assets	1,157	1,222	1,396
Total assets	$138,805	$137,792	$136,733

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$57,219	$55,059	$53,734
Savings deposits	4,948	6,199	6,366
Certificates of deposit ($100,000 or more)	8,453	7,547	6,519
Other time deposits	5,130	4,943	4,720
Total interest-bearing deposits	75,750	73,748	71,339
Noninterest-bearing deposits	30,030	30,800	32,107
Total deposits	105,780	104,548	103,446
Federal funds purchased and securities sold under repurchase agreements	1,285	1,667	372
Bank notes and other short-term borrowings	637	639	616
Accrued expense and other liabilities	2,044	1,983	1,949
Long-term debt	13,849	13,853	15,100
Total liabilities	123,595	122,690	121,483

Equity
Preferred stock	1,450	1,025	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,315	6,315	6,310
Retained earnings	11,262	10,970	10,125
Treasury stock, at cost	(3,910)	(3,382)	(2,962)
Accumulated other comprehensive income (loss)	(1,166)	(1,085)	(506)
Key shareholders’ equity	15,208	15,100	15,249
Noncontrolling interests	2	2	1
Total equity	15,210	15,102	15,250
Total liabilities and equity	$138,805	$137,792	$136,733

Common shares outstanding (000)	1,034,287	1,058,944	1,079,039

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2018	6/30/2018	9/30/2017	9/30/2018	9/30/2017
Interest income
Loans	$1,025	$1,000	$928	$2,965	$2,753
Loans held for sale	12	16	17	40	39
Securities available for sale	102	97	91	294	276
Held-to-maturity securities	72	72	55	213	161
Trading account assets	7	7	7	21	21
Short-term investments	15	8	6	31	14
Other investments	6	5	5	17	12
Total interest income	1,239	1,205	1,109	3,581	3,276
Interest expense
Deposits	140	112	72	343	196
Federal funds purchased and securities sold under repurchase agreements	1	5	—	10	1
Bank notes and other short-term borrowings	4	7	3	17	12
Long-term debt	108	102	86	302	228
Total interest expense	253	226	161	672	437
Net interest income	986	979	948	2,909	2,839
Provision for credit losses	62	64	51	187	180
Net interest income after provision for credit losses	924	915	897	2,722	2,659
Noninterest income
Trust and investment services income	117	128	135	378	404
Investment banking and debt placement fees	166	155	141	464	403
Service charges on deposit accounts	85	91	91	265	268
Operating lease income and other leasing gains	35	(6)	16	61	69
Corporate services income	52	61	54	175	163
Cards and payments income	69	71	75	202	210
Corporate-owned life insurance income	34	32	31	98	94
Consumer mortgage income	9	7	7	23	19
Mortgage servicing fees	19	22	21	61	54
Other income (a)	23	99	21	143	138
Total noninterest income	609	660	592	1,870	1,822
Noninterest expense
Personnel	553	586	559	1,733	1,669
Net occupancy	76	79	74	233	239
Computer processing	52	51	56	155	171
Business services and professional fees	43	51	49	135	140
Equipment	27	26	29	79	83
Operating lease expense	31	30	24	88	64
Marketing	26	26	34	77	85
FDIC assessment	21	21	21	63	62
Intangible asset amortization	23	25	25	77	69
OREO expense, net	3	—	3	5	8
Other expense	109	98	118	318	410
Total noninterest expense	964	993	992	2,963	3,000
Income (loss) from continuing operations before income taxes	569	582	497	1,629	1,481
Income taxes	87	103	134	252	386
Income (loss) from continuing operations	482	479	363	1,377	1,095
Income (loss) from discontinued operations, net of taxes	—	3	1	5	6
Net income (loss)	482	482	364	1,382	1,101
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	1
Net income (loss) attributable to Key	$482	$482	$364	$1,382	$1,100

Income (loss) from continuing operations attributable to Key common shareholders	$468	$464	$349	$1,334	$1,038
Net income (loss) attributable to Key common shareholders	468	467	350	1,339	1,044
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.44	$.32	$1.28	$.96
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.44	.32	1.27	.97
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.44	$.32	$1.26	$.95
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.44	.32	1.26	.96

Cash dividends declared per common share	$.17	$.12	$.095	$.395	$.275

Weighted-average common shares outstanding (000)	1,036,479	1,052,652	1,073,390	1,048,397	1,075,296
Effect of common share options and other stock awards	13,497	13,141	15,451	14,419	16,359
Weighted-average common shares and potential common shares outstanding (000) (c)	1,049,976	1,065,793	1,088,841	1,062,816	1,091,655

(a)
For the three months ended September 30, 2018 and June 30, 2018 net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2017, net securities gains totaled $1 million. For the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.